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                                                                    EXHIBIT 4.01



                                   CERTIFICATE
                                       FOR
                                  COMMON SHARES
                                       OF
                               KANEB SERVICES LLC

No.                                                                Common Shares


         Kaneb Services LLC, a Delaware limited liability company (the "Company"), hereby certifies that (the "Holder") is the registered owner of Common Shares of the Company ("Common Shares"). The rights, preferences and limitations of the Common Shares are set forth in the Limited Liability Company Agreement of the Company (the "Agreement"), as the same may, from time to time, be amended and restated, under which the Company was formed and is existing, copies of which are on file at the principal office of the Company in Richardson, Texas.
         The Holder, by accepting this Certificate, is deemed to have (i) agreed to become a Shareholder (as defined in the Agreement) and to comply with and be bound by and to have executed the Agreement, (ii) represented and warranted that the Holder has all right, power and authority necessary to enter into the Agreement, and (iii) made the waivers and given the approvals contained in the Agreement.

         Dated:


                                       KANEB SERVICES LLC


                                       By:......................................

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                      [Form of Reverse Side of Certificate]

                           ASSIGNMENT OF COMMON SHARES


         FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto



Please print or typewrite name                   Please insert Social Security
and address of Assignee                          or other identifying number
                                                 of Assignee


all right and interest of the Assignor in the aforementioned Common Shares, and irrevocably constitutes and appoints the Secretary of Kaneb Services LLC (the "Company"), as its attorney-in-fact with full power of substitution to transfer the same on the books of the Company.



Date:                                   Signature:


Signature Guaranteed:



         NOTE: The signature to any endorsement hereon must correspond to the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Company or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.